UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

11000 Equity Dr., Suite 300 Houston, TX		77041
(Address of principal executive offices)		(Zip Code)

(281) 999-0047

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) New Change of Control Severance Plan and Employment Agreements with Executive Officers

On December 12, 2012, the Board of Directors (the “Board”) of Superior Energy Services, Inc. (the “Company”), following the recommendation of the Compensation Committee of the Board (the “Committee”), approved a new form of executive employment agreement (the “Employment Agreement”) and a related Change of Control Severance Plan (“Severance Plan”). As discussed in more detail below, following approval by the Board, the new Employment Agreements were entered into by the Company and most of its executive officers, including David D. Dunlap, President and Chief Executive Officer, Robert S. Taylor, Executive Vice President, Treasurer, and Chief Financial Officer, A. Patrick Bernard, Senior Executive Vice President, and William B. Masters, Executive Vice President and General Counsel. The new program, which includes the Employment Agreements and the Severance Plan, will not become effective until June 15, 2013, subject to the Board’s unilateral right to cancel the arrangements prior to that date.

We believe this program is unique in that it eliminates excise tax gross up payments, places a cap on the cash severance amounts due our executive officers at a small fraction of the change of control transaction value, and calculates each executive’s benefit as a percentage of this capped amount. This structure creates a team-based cash severance benefit that focuses our executives’ attention on maximizing shareholder value in the event of a change of control. Under the new program, each executive executing a new Employment Agreement will become a participant in the Severance Plan and will be entitled to a cash severance payment if his employment is terminated in connection with a change of control (as defined in the Severance Plan). The severance payments are made from a transaction sharing pool that is calculated as of the date of the change of control and based on the transaction value of the Company at the time of the change of control (with the transaction pool increasing or decreasing as the transaction value or consideration increases or decreases, respectively). Each participant’s portion of the transaction sharing pool is determined by reference to the participant’s annual base salary, target bonus and unvested long-term incentive awards as compared to other participants, and is set as of the date of the change of control. The severance payment is calculated for each participant in a way that takes into account taxes on the participant, however, each participant is liable for any taxes, including any excise taxes, due as a result of the severance payments. If a participant is not terminated during the protected period, his interest in the pool is not paid and is not allocated to other participants. The terms of the new program, as set forth in the Employment Agreements and the Severance Plan, are summarized below.

Background

For over a year, the Committee has worked extensively with outside compensation advisers and management to evaluate the Company’s existing change of control severance benefits in light of current trends and shareholder views, with the goal of developing a new program that better aligns the interests of shareholders, executives and the Company by:

•	Eliminating excise tax gross ups;

•	Providing consistent treatment among executive officers to create a more team-based approach;

•

Motivating executive officers to enhance shareholder value by incorporating a performance-based element into the program that aligns the interests of the executives and shareholders, even in a declining stock price environment;

•

Allowing and fostering the Company’s ability to effectively compete for and retain executive talent by maintaining protections for the executives if their employment is terminated in connection with a change of control; and

•	Providing a predictable severance expense through the use of a transaction pool from which executive cash severance benefits are payable following a change of control.

The Committee recognized that there is dissatisfaction among shareholders of public companies and their advisers regarding the traditional manner in which executive change of control severance benefits are structured. In particular, the provision of excise tax gross up payments has received criticism as a potentially excessive benefit, where the Company’s cost to provide the benefit can be disproportionate to the financial benefit realized by the executive. The Committee believes, however, that excise tax gross up payments can serve important purposes by (i) equalizing the benefits realized by similarly situated executives, which in turn benefits shareholders by promoting uniform interest in pursuing strategic opportunities for the Company by the entire executive team, and (ii) ensuring that key executives are not disadvantaged in their ability to realize a promised benefit by their past compensation history or tenure with the Company. As such, we endeavored to structure a program that eliminated the excise tax gross up provisions currently provided to most of our executives, while at the same time addressing our desire to ensure that our executives are treated uniformly in the event of a termination following a change of control. In addition, we sought to incorporate a performance element into the program, under which the aggregate pool available to fund cash severance payments to our executives following termination would increase or decrease based upon the change of control transaction value. This further aligns the program with shareholder interests.

After considerable review and discussion, negotiations with the executive team, and efforts to seek input from the Company’s largest shareholders and advisory groups during 2012, the Committee and the full Board approved the new program, which they believe effectively incorporates all of their objectives outlined above.

Executive Employment Agreement

The Employment Agreements address the terms of executive employment, compensation and potential severance benefits in the event of a termination of employment. Each Employment Agreement becomes operative on June 15, 2013. Once the Employment Agreements become effective, the term of each Employment Agreement shall continue until June 15, 2016, with the term automatically extending on June 15, 2015 and each anniversary thereof for an additional year unless either party provides at least 60 days prior written notice of that party’s election not to extend the term. In the event the Board chooses to terminate the new program before June 15, 2013, the new Employment Agreements will not become effective, and any existing executive employment agreements, and change of control severance benefits provided therein, will remain in effect.

The Employment Agreements provide that the executives will (i) receive a base salary that is no less than their base salary level in effect on January 1, 2013, (ii) be eligible for annual incentive bonuses and long-term equity-based incentive awards as approved by the Committee, (iii) participate in the retirement and welfare benefit plans of the Company, and (iv) be participants in the Severance Plan.

Under the Employment Agreements, if (i) the Company terminates an executive’s employment due to the executive’s incapacity, or (ii) the Company terminates his employment without “cause” or the executive terminates the executive’s employment for “good reason” (each as defined in the Employment Agreement) and such termination does not occur within six months before or 24 months after a “change of control” (as defined in the Severance Plan), then the Company will be required to pay to the executive (a) the executive’s base salary through the date of termination, any unpaid incentive compensation for calendar years completed prior to the date of termination, any rights under the terms of equity awards and any medical or other welfare benefits required by law (the “Accrued Amounts”), (b) on the first business day following the date that is 60 days after the date of termination, a lump sum amount equal to two times the sum of the executive’s (1) annual salary plus (2) target annual bonus, and (iii) on the first business day following the date that is 60 days after the date of termination, a lump sum amount equal to the executive’s target annual bonus for the year of termination, pro-rated for days of employment during such year. In addition, following such termination, the executive and the executive’s spouse and/or family, as applicable, will be entitled to continued participation in the Company’s group health benefit plans for a period of 24 months (the “Welfare Continuation Benefit”). The payments and benefits described in connection with such terminations are subject to the executive’s timely execution of a release of claims against the Company, and are also subject to the six month payment delay requirements under Internal Revenue Code Section 409A, if applicable.

If the executive is terminated by the Company without cause or if the executive terminates his employment for good reason and such termination occurs within six months before or 24 months after a change of control, then the Company will be required to pay or provide to the executive (i) the Accrued Amounts, (ii) a cash severance payment pursuant to the terms of the Severance Plan, (iii) on the first business day following the date that is 60 days after the date of termination, a lump sum amount equal to the executive’s target annual bonus for the year of termination, pro-rated for days of employment during such year, (iv) outplacement services at a cost of up to $10,000, and (v) the Welfare Continuation Benefit. The executive is liable for any taxes, including any excise taxes on excess parachute payments, on the executive due to payments or benefits pursuant to the Employment Agreement.

If the executive is terminated by the Company for cause, due to the executive’s death or by the executive without good reason, then the Company will be required to pay to the executive (or to the executive’s estate) the Accrued Amounts.

Each Employment Agreement contains an indefinite confidentiality and protection of information covenant, as well as a mutual non-disparagement covenant and non-solicitation covenant extending for one year after termination of employment. If the executive is terminated by the Company for cause or if the executive terminates the executive’s employment without good reason, the executive will be bound by a non-compete extending for one year after the date of the executive’s termination. A composite form of the new Employment Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the agreement herein is qualified in its entirety by reference to such Exhibit.

Change of Control Severance Plan

The Severance Plan provides an enhanced severance payment to participants to encourage retention during periods of uncertainty when a change of control has occurred and assist participants with transition to other employment. The initial participants in the Severance Plan are those executive officers who are party to an effective Employment Agreement on the effective date. Additional participants may become eligible under the Severance Plan by written agreement.

Participants in the Severance Plan are entitled to a cash severance payment if the participant’s employment is terminated by the Company without “cause” or by the participant for “good reason” during the period beginning six months prior to a “change of control” and ending two years after the change of control (each as defined in the Severance Plan). The severance payments are made from a transaction sharing pool that is calculated as of the date of the change of control. The amount of the transaction sharing pool is determined with respect to the transaction value of the Company at the time of the change of control (with such transaction pool increasing or decreasing as such transaction value increases or decreases, respectively) pursuant to the terms of the Severance Plan. Specifically, the transaction sharing pool ranges from $15 million if the transaction value is $1 billion (representing 1.50% of the transaction value), up to $50 million if the transaction value is $20 billion (representing 0.25% of the transaction value), with the Committee determining the pool should the transaction value fall outside this range. A participant’s share of the transaction pool is not set in advance, and is determined at the time of the change of control by reference to the participant’s annual base salary, target bonus and unvested long-term incentive awards as compared to other participants. The severance payment will be calculated for each participant in a way that takes into account taxes on the participant, including any applicable excise taxes on excess parachute payments, so that the participants are treated equitably according to their position in the organization on an after-tax basis. Participants in the Severance Plan, however, are liable for any taxes, including any excise taxes on excess parachute payments, on the participant due to severance payments pursuant to the Severance Plan. If a participant is not terminated during the protected period, his interest in the pool is not paid and is not allocated to other participants. The Severance Plan is included as Exhibit 10.2 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the plan herein is qualified in its entirety by reference to such Exhibit.

Amendment of Mr. Dunlap’s Employment Agreement

On December 12, 2012, the Company and Mr. Dunlap entered into Amendment No. 1 to Mr. Dunlap’s current employment agreement (the “Amendment”). As noted above, the new Employment Agreement between the Company and Mr. Dunlap will not become effective until June 15, 2013. Mr. Dunlap’s current employment agreement will expire on April 27, 2013. In order to ensure continuity of the employment relationship between the Company and Mr. Dunlap pending the effectiveness of the new Employment Agreement, the Amendment (i) extends the term of the current employment agreement to April 27, 2014 (although this agreement will be superseded by the new Employment Agreement if it becomes effective on June 15, 2013), and (ii) replaces the mandatory reduction of benefits in connection with a change of control with a provision providing for such a reduction of benefits if the net after-tax benefit of such reduction exceeds the net after-tax benefit if such reduction is not made (a “best-net” approach). The Amendment is included as Exhibit 10.3 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the Amendment herein is qualified in its entirety by reference to such Exhibit.

Approval of Base Salary Increases

On December 12, 2012, the Committee approved increases to the base salaries of certain executive officers of the Company, including Mr. Dunlap, the Company’s Chief Executive Officer, and the named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K) noted below. The base salary increases are effective January 1, 2013. The adjusted base salaries will be as follows:

Recipient	Title	Salary
David D. Dunlap	President and Chief Executive Officer	$960,000
Robert S. Taylor	Executive Vice President, Treasurer, and Chief Financial Officer	$515,000
William B. Masters	Executive Vice President and General Counsel	$437,800

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Composite Form of Employment Agreement by and between Superior Energy Services, Inc. and its executive officers.

10.2	Superior Energy Services, Inc. Change of Control Severance Plan.

10.3	Amendment No. 1 to Employment Agreement between Superior Energy Services, Inc. and David D. Dunlap.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer, and Chief Financial Officer

Date: December 18, 2012